UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
February 19, 2026
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Broadway, Suite 320	78215
San Antonio	Texas
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders

(a) Please see Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 19, 2026, XPEL, Inc. (“XPEL” or the “Company”) amended its bylaws (the “Amendment”) to promote continuity in Board composition and allow directors to focus on long-term corporate interests by providing that directors may only be removed by the stockholders for cause and only by either (a) the affirmative vote of the holders of at least two‑thirds (2/3) of the voting power of the Company’s issued and outstanding shares entitled to vote generally in the election of directors, voting together as a single class, at a meeting of stockholders called expressly for that purpose, or (b) the affirmative vote of a majority of the Board at a meeting of the Board of Directors called expressly for that purpose.

The foregoing summary is qualified in its entirety by the copy of the Amendment attached hereto as Exhibit 3.1.

Item 8.01 Other Matters

On February 19, 2026, the Company amended its Insider Trading Policy to reduce the blackout period for key personnel to the last two (2) weeks of each calendar quarter rather than the last month of each calendar quarter.

The foregoing summary is qualified in its entirety by the copy of the amendment attached hereto as Exhibit 99.1.

  Item 9.01. Financial Statements and Exhibits

    (d) Exhibits

The following exhibit is to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.1	Second Amendment to Amended and Restated Bylaws
99.1	Amendment No.1 to XPEL, Inc. Second Amended and Restated Insider Trading Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: February 25, 2026	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer